Exhibit 3.1
	      RESTATED ARTICLES OF INCORPORATION OF

		PACIFIC GAS AND ELECTRIC COMPANY

		       Dated July 25, 1994



STANLEY T. SKINNER and LESLIE H. EVERETT certify that:

     1. They are the President and Chief Executive Officer, and the Corporate Secretary, respectively, of Pacific Gas and Electric Company, a California corporation (the "Company").

     2. The Articles of Incorporation of the corporation, as amended to the date of the filing of this certificate, including the amendments set forth herein but not separately filed (and with the omissions required by Section 910 of the Corporations
Code) are amended and restated as follows:

	  FIRST: That the name of said corporation shall be PACIFIC GAS AND ELECTRIC COMPANY.

	  SECOND: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

	  The right is reserved to this corporation to amend the whole or any part of these Articles of Incorporation in any respect not prohibited by law.

	  THIRD: That this corporation shall have perpetual existence.

	  FOURTH: The corporation elects to be governed by all of the provisions of the General Corporation Law (as added to the California Corporations Code effective January 1, 1977, and as subsequently amended) not otherwise applicable to this corporation under Chapter 23 of said General Corporation Law.

	  FIFTH: That the Board of Directors of this corporation shall consist of such number of directors, not less than fourteen
(14) nor more than seventeen (17), as shall be prescribed in the Bylaws.

	  The Board of Directors by a vote of two-thirds of the whole Board may appoint from the Directors an Executive Committee, which Committee may exercise such powers as may lawfully be conferred upon it by the Bylaws of the Corporation. Such Committee may prescribe rules for its own government and its meetings may be held at such places within or without California as said Committee may determine or authorize.

	  SIXTH: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

	  SEVENTH: The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaws, resolutions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code.

	  EIGHTH: The total number of shares which this corporation is authorized to issue is eight hundred eighty-five million (885,000,000) of the aggregate par value of six billion eight hundred seventy-five million dollars ($6,875,000,000).
Allof these shares shall have full voting rights.

	  Said eight hundred eighty-five million (885,000,000) shares shall be divided into three classes, designated as common stock, first preferred stock and $100 first preferred stock. Eight hundred million (800,000,000) of said shares shall be common stock, of the par value of $5 per share, seventy-five million (75,000,000) of said shares shall be first preferred stock, of the par value of $25 per share, and ten million (10,000,000) of said shares shall be $100 first preferred stock, of the par value of $100 per share.

		      FIRST PREFERRED STOCK
		 AND $100 FIRST PREFERRED STOCK

	  The first preferred stock and $100 first preferred stock each shall be divided into series. The first series of first preferred stock shall consist of four million two hundred eleven thousand six hundred sixty-two (4,211,662) shares and be designated as Six Per Cent First Preferred Stock. The second series of first preferred stock shall consist of one million one hundred seventy-three thousand one hundred sixty-three (1,173,163) shares and be designated as Five and One-Half Per Cent First Preferred Stock. The third series of first preferred stock shall consist of four hundred thousand (400,000) shares and be designated as Five Per Cent First Preferred Stock. The remainder of said first preferred stock, viz., 69,215,175 shares, and all of the $100 first preferred stock may be issued in one or more additional series, as determined from time to time by the Board of Directors. Except as provided herein, the Board of Directors is hereby authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon the first preferred stock or $100 first preferred stock or any series thereof with respect to any wholly unissued series of first preferred stock or $100 first preferred stock, and to fix the number of shares of any series of first preferred stock or $100 first preferred stock and the designation of any such series of first preferred stock or $100 first preferred stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

	  The owners and holders of shares of said first preferred stock and $100 first preferred stock, when issued as fully paid, are and shall be entitled to receive, from the date of issue of such shares, out of funds legally available therefor, cumulative preferential dividends, when and as declared by the Board of Directors, at the following rates upon the par value of their respective shares, and not more, viz.: Six per cent (6%) per year upon Six Per Cent First Preferred Stock; five and one-half per cent (5-l/2%) per year upon Five and One-Half Per Cent First Preferred Stock; five per cent (5%) per year upon Five Per Cent First Preferred Stock; and upon the shares of each additional series of said first preferred stock and of each series of $100 first preferred stock the dividend rate fixed therefor; and such dividends on both classes of first preferred stock and $100 first preferred stock shall be declared and shall be either paid or set apart for payment before any dividend upon the shares of common stock shall be either declared or paid.

	  Upon the liquidation or dissolution of this corporation at any time and in any manner, the owners and holders of shares of said first preferred stock and $100 first preferred stock issued as fully paid will be entitled to receive an amount equal to the par value of such shares plus an amount equal to all accumulated and unpaid dividends thereon to and including the date fixed for such distribution or payment before any amount shall be paid to the holders of said common stock.

	  If any share or shares of first preferred stock and $100 first preferred stock shall at any time be issued as only partly paid, the owners and holders of such partly paid share or shares shall have the right to receive dividends and to share in the assets of this corporation upon its liquidation or dissolution in all respects like the owners and holders of fully paid shares of first preferred stock and $100 first preferred stock, except that such right shall be only in proportion to the amount paid on account of the subscription price for which such partly paid share or shares shall have been issued.

	  The unissued shares of said first preferred stock and $100 first preferred stock may be offered for subscription or sale or in exchange for property and be issued from time to time upon such terms and conditions as said Board of Directors shall prescribe.

	  The first three series of said first preferred stock, namely, the Six Per Cent First Preferred Stock, the Five and
One-Half Per Cent First Preferred Stock, and the Five Per Cent
First Preferred Stock, are not subject to redemption.

	  Any or all shares of each series of said first preferred stock and $100 first preferred stock other than said first three series of first preferred stock may be redeemed at the option of this corporation, at any time or from time to time, at the redemption price fixed for such series together with accumulated and unpaid dividends at the rate fixed therefor to and including the date fixed for redemption. If less than all the outstanding shares of any such series are to be redeemed, the shares to be redeemed shall be determined pro rata or by lot in such manner as the Board of Directors may determine.

	  Unless the certificate of determination for any series of the first preferred stock or the $100 first preferred stock shall otherwise provide, notice of every such redemption shall be published in a newspaper of general circulation in the City and County of San Francisco, State of California, and in a newspaper of general circulation in the Borough of Manhattan, City and State of New York, at least once in each of two (2) successive weeks, commencing not earlier than sixty (60) nor later than thirty (30) days before the date fixed for redemption; successive publications need not be made in the same newspaper. A copy of such notice shall be mailed within the same period of time to each holder of record, as of the record date, of the shares to be redeemed, but the failure to mail such notice to any shareholder shall not invalidate the redemption of such shares.

	  From and after the date fixed for redemption, unless default be made by this corporation in paying the amount due upon redemption, dividends on the shares called for redemption shall cease to accrue, and such shares shall be deemed to be redeemed and shall be no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the right to receive from this corporation upon surrender of their certificates the amount payable upon redemption without interest. Or, if this corporation shall deposit, on or prior to the date fixed for redemption, with any bank or trust company in the City and County of San Francisco, having capital, surplus and undivided profits aggregating at least five million dollars ($5,000,000), as a trust fund, a sum sufficient to redeem the shares called for redemption, with irrevocable instructions and authority to such bank or trust company to publish or complete the publication of the notice of redemption (if this corporation shall not have theretofore completed publication of such notice), and to pay, on and after the date fixed for redemption, or on and after such earlier date as the Board of Directors may determine, the amount payable upon redemption of such shares, then from and after the date of such deposit (although prior to the date fixed for redemption) such shares shall be deemed to be redeemed; and dividends on such shares shall cease to accrue after the date fixed for redemption. The said deposit shall be deemed to constitute full payment of the shares to their respective holders and from and after the date of such deposit the shares shall be no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the right to receive from said bank or trust company the amount payable upon redemption of such shares, without interest, upon surrender of their certificates therefor, and except, also, any right which such shareholders may then have to exchange or convert such shares prior to the date fixed for redemption. Any part of the funds so deposited which shall not be required for redemption payments because of such exchange or conversion shall be repaid to this corporation forthwith. The balance, if any, of the funds so deposited which shall be unclaimed at the end of six (6) years from the date fixed for redemption shall be repaid to this corporation together with any interest which shall have been allowed thereon; and thereafter the unpaid holders of shares so called for redemption shall have no claim for payment except as against this corporation.

	  All shares of the first preferred stock and $100 first preferred stock shall rank equally with regard to preference in dividend and liquidation rights, except that shares of different classes or different series thereof may differ as to the amounts of dividends or liquidation payments to which they are entitled, as herein set forth.

			  COMMON STOCK

	  When all accrued dividends upon all of the issued and outstanding shares of the first preferred stock and $100 first preferred stock of this corporation shall have been declared and shall have been paid or set apart for payment, but not before, dividends may be declared and paid, out of funds legally available therefor, upon all of the issued and outstanding shares of said common stock.

	  Upon the liquidation or dissolution of this corporation, after the owners and holders of such first preferred stock and $100 first preferred stock shall have been paid the full amount to which they shall have been entitled under the provisions of these Articles of Incorporation, the owners and holders of such common stock shall be entitled to receive and to have paid to them the entire residue of the assets of this corporation in proportion to the number of shares of said common stock held by them respectively.

	  If any share or shares of common stock shall at any time be issued as only partly paid, the owners and holders of such partly paid share or shares shall have the right to receive dividends and to share in the assets of this corporation upon its liquidation or dissolution in all respects like the owners and holders of fully paid shares of common stock, except that such right shall be only in proportion to the amount paid on account of the subscription price for which such partly paid share or shares shall have been issued.

	  The unissued shares of said common stock may be offered for subscription or sale or in exchange for property and be issued from time to time upon such terms and conditions as said
Board of Directors may prescribe.

	      PROHIBITION AGAINST ASSESSMENTS

	  Shares of such stock, whether first preferred, $100 first preferred stock or common stock, the subscription price of which shall have been paid in full, whether such price be par or more or less than par, shall be issued as fully paid shares and shall never be subject to any call or assessment for any purpose whatever. Shares of such stock, whether first preferred, $100 first preferred stock or common stock, a part only of the subscription price of which shall have been paid, shall be subject to calls for the unpaid balance of the subscription price thereof. But no call made on partly paid first preferred stock, partly paid $100 first preferred stock or partly paid common stock shall be recoverable by action or be enforceable otherwise than by sale or forfeiture of delinquent stock in accordance with the applicable provisions of the Corporations Code of California.

	  If at any time, whether by virtue of any amendment of these Articles of Incorporation or any amendment or change of the law of the State of California relating to corporations or otherwise, any assessment shall, in any event whatever, be levied and collected on any subscribed and issued shares of said first preferred stock or $100 first preferred stock after the subscription price thereof shall have been paid in full, the rights of the owners and holders thereof to receive dividends and their rights to share in the assets upon the liquidation or dissolution of this corporation shall, immediately upon the payment of such assessment and by virtue thereof, be increased in the same ratio as the total amount of the assessment or assessments so levied and collected shall bear to the par value of such shares of first preferred stock or $100 first preferred stock.

			    RESERVES

	  The Board of Directors of this corporation shall, notwithstanding the foregoing provisions of these Articles of Incorporation, have authority from time to time to set aside, out of the profits arising from the business of this corporation, such reasonable sums as may in their judgment be necessary and proper for working capital and for usual reserves and surplus.


			     NINTH:

     I. The affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding shares of "Voting Stock" (as hereinafter defined) shall be required to implement or effect any "Business Combination" (as hereinafter defined) involving the Company or any "Subsidiary" (as hereinafter defined) of the Company and any "Related Person" (as hereinafter defined), or any "Affiliate" or "Associate" (as hereinafter defined) of a Related Person, notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law, in any agreement with any national securities exchange or otherwise; provided, however, that the seventy-five percent (75%) voting requirement shall not be applicable and such Business Combination shall require only such affirmative vote as is required by law, any agreement with any national securities exchange or otherwise if:

	  (1) The Business Combination shall have been approved by the Board of Directors without counting the vote of any director who is not a "Disinterested Director" (as hereinafter defined); or

	  (2)  All of the following conditions are met:

	       (i) The cash or "Fair Market Value" (as of the Business Combination (the "Combination Date") of the property, securities or other consideration to be received per share by holders of a particular class or series of capital stock, as the case may be, of this Company in the Business Combination is not less than the highest of:

		    (a)  the highest per share price (including
	       brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Related Person in acquiring beneficial ownership of any of its holdings of such class or series of capital stock of this Company (A) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (B) in the transaction or series of transactions in which the Related Person became a Related Person, whichever is higher; or

		    (b)  the highest Fair Market Value per share
	       of the shares of capital stock being acquired in the Business Combination as of any date within the one-year period preceding: (A) the Announcement Date or

	       (B) the date on which the Related Person became a Related Person, whichever is higher; or


		    (c) in the case of common stock, the highest per share book value of the common stock as reported at the end of the three fiscal quarters which preceded the Announcement Date, and in the case of first preferred stock or $100 first preferred stock, the highest preferential amount per share to which the holders of shares of such class or series of first preferred stock or $100 first preferred stock would be entitled as of the Combination Date in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, regardless of whether the Business Combination to be consummated constitutes such an event.

		    The provisions of this paragraph I(2)(i)
	       shall be required to be met with respect to every class or series of outstanding capital stock, whether or not the Related Person has previously acquired any shares of a particular class or series of capital stock. In all of the above instances, appropriate adjustments shall be made for recapitalizations and for stock dividends, stock splits and like distributions; and

	      (ii) The consideration to be received by holders of a particular class or series of capital stock shall be in cash or in the same form as previously has been paid by or on behalf of the Related Person in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of stock. If the consideration so paid for any such share varied as to form, the form of consideration for such shares shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of capital stock previously acquired by the Related Person; and

	     (iii) After such Related Person has become a Related Person and prior to the consummation of such Business Combination: (a) except as approved by the Board of Directors without counting the vote of any director who is not a Disinterested Director, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding first preferred stock or $100 first preferred stock;
	  (b) there shall have been (A) no reduction in the annual rate of dividends paid on the common stock (except as necessary to reflect any subdivision of the common stock) except as approved by the Board of Directors without counting the vote of any director who is not a Disinterested Director, and (B) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the common stock, unless the failure so to increase such annual rate is approved by the Board of Directors without counting the vote of any director who is not a Disinterested Director; and
	  (c) such Related Person shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Related Person becoming a Related Person; and

	       (iv) After such Related Person has become a Related Person, the Related Person shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Company, whether in anticipation of or in connection with such Business Combination or otherwise; and

	       (v) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any provisions subsequently replacing such Act, rules or regulations) shall be mailed to public shareholders of the Company at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

     II.  For purpose of this Article NINTH:

	  (1)  The term "Business Combination" shall mean any
     (i) merger or consolidation of the Company or a Subsidiary with a Related Person or any other person which is or after such merger or consolidation would be an Affiliate or Associate of a Related Person; (ii) sale, lease, exchange, mortgage, pledge, transfer or other disposition or guarantee (in one transaction or a series of transactions) to or with or for the benefit of any Related Person or any Affiliate or Associate of any Related Person, of any assets of the Company or of a Subsidiary having an aggregate Fair Market Value of $100 million or more; (iii) sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), to the Company or a Subsidiary of any assets of a Related Person or any Affiliate or Associate of any Related Person having an aggregate Fair Market Value of $100 million or more;
     (iv) issuance, pledge or transfer of securities of the Company or a Subsidiary (in one transaction or a series of transactions) to or with a Related Person or any Affiliate or Associate of any Related Person in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $100 million or more; (v) reclassification of securities (including any reverse stock split) or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction that would have the effect, either directly or indirectly, of increasing the voting power or the proportionate share of any class of equity or convertible securities of the Company or any Subsidiary which is directly or indirectly beneficially owned by any Related Person or any Affiliate or Associate of any Related Person; and (vi) any merger or consolidation of the Company with any of its Subsidiaries after which the provisions of this Article NINTH of the Articles of Incorporation shall not be contained in the Articles of Incorporation of the surviving entity.

	  (2) The term "person" shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Voting Stock of the Company.

	  (3) The term "Related Person" shall mean any person (other than the Company, or any Subsidiary and other than any dividend reinvestment plan or profit-sharing, employee stock ownership or other employee benefit or savings plan of the Company or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

	       (i)  is the beneficial owner (as hereinafter
	  defined) of five percent (5%) or more of the Voting
	  Stock;

	      (ii) is an Affiliate or Associate of the Company and at any time within the two-year period immediately prior to the date in question was the beneficial owner of five percent (5%) or more of the then outstanding Voting Stock; or

	     (iii) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to such time beneficially owned by any Related Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of Securities Act of 1933.


	  (4) A person shall be a "beneficial owner" of any Voting Stock:

	       (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly;

	      (ii) which such person or any of its Affiliates or Associates has, directly or indirectly, (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

	     (iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

	  (5) For the purposes of determining whether a person is a Related Person pursuant to subparagraph (3) of this paragraph II, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph (4) of this paragraph II but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

	  (6) The term "Affiliate," used to indicate a relationship with a specified person, shall mean a person that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person. The term "Associate," used to indicate a relationship with a specified person, shall mean (i) any person (other than the Company or a Subsidiary) of which such specified person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, (iii) any relative or spouse of such specified person or any relative of such spouse, who has the same home as such specified person or who is a director or officer of the Company or any Subsidiary, and
     (iv) any person who is a director or officer of such specified person or any of its parents or subsidiaries (other than the Company or a Subsidiary).

	  (7) The term "Subsidiary" means any corporation of which a majority of any class of equity securities is owned, directly or indirectly, by the Company; provided, however, that for the purposes of the definition of Related Person set forth in subparagraph (3) of this paragraph II, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity securities is owned, directly or indirectly, by the Company.

	  (8) The term "Disinterested Director" means any member of the Board of Directors, while such person is a member of the Board of Directors, who is not an Affiliate, Associate or a representative of the Related Person involved in a proposed Business Combination and was a member of the Board of Directors immediately prior to the time that the Related Person became a Related Person, and any successor of a Disinterested Director, while such successor is a member of the Board of Directors, who is not an Affiliate, Associate or a representative of the Related Person and is recommended or elected to succeed a Disinterested Director by the Board of Directors without counting the vote of any director who is not a Disinterested Director.

	  (9) For the purposes of paragraph I(2)(i) of this Article NINTH, the term "other consideration to be received" shall include, without limitation, capital stock retained by the shareholders.

	 (10) The term "Voting Stock" shall mean all of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares voting together as one class.

	 (11) The term "Fair Market Value" means: (i) in case of capital stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for the New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such stock exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any successor system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by the Board of Directors without counting the vote of any director who is not a Disinterested Director; and
     (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by the Board of Directors without counting the vote of any director who is not a Disinterested Director.

	  (12) A Related Person shall be deemed to have acquired a share of Voting Stock at the time when such Related Person became the beneficial owner thereof. If the Board of Directors without counting the vote of any director who is not a Disinterested Director is not able to determine the price at which a Related Person has acquired a share of Voting Stock, such price shall be deemed to be the Fair Market Value of the shares in question at the time when the Related Person becomes the beneficial owner thereof. With respect to shares owned by Affiliates or other persons whose ownership is attributed to a Related Person under the foregoing definition of Related Person, the price deemed to be paid therefor by such Related Person shall be the price paid upon the acquisition thereof by such Affiliate, Associate or other person, or, if such price is not determinable by the Board of Directors without counting the vote of any director who is not a Disinterested Director, the Fair Market Value of the shares in question at the time when the Affiliate, Associate, or other such person became the beneficial owner thereof.

     III. The fact that any Business Combination complies with the provisions of paragraph I(2) of this Article NINTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of the Company, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

     IV. The Board of Directors of the Company shall have the power and duty to determine for the purposes of this Article NINTH, on the basis of information known to them after reasonable inquiry and in accordance with the terms of this Article NINTH, whether a person is a Related Person and whether a director is a Disinterested Director. Once the Board of Directors has made a determination pursuant to the preceding sentence that a person is a Related Person, the Board of Directors of the Company, without counting the vote of any director who is not a Disinterested Director with respect to such Related Person, shall have the power and duty to interpret all of the terms and provisions of this Article NINTH and to determine on the basis of the information known to them after reasonable inquiry all facts necessary to ascertain compliance with this Article NINTH including, without limitation, (1) the number of shares of Voting Stock beneficially owned by any person, (2) whether a person is an Affiliate or Associate of another, (3) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Company or any Subsidiary of the Company in any Business Combination has, an aggregate Fair Market Value of $100 million or more, and (4) whether all of the applicable conditions set forth in paragraph I(2) of this Article NINTH have been met with respect to any Business Combination. Any determination pursuant to this Article NINTH made in good faith shall be binding and conclusive on all parties.

     V. The Directors of the Company, when evaluating any proposal or offer which would involve a Business Combination or the merger or consolidation of the Company or any of its Subsidiaries with another corporation, the sale of all or substantially all of the assets of the Company or any of its Subsidiaries, a tender offer or exchange offer for any capital stock of the Company or any of its Subsidiaries or any similar transaction shall give due consideration to all factors they may consider relevant. Such factors may include, without limitation,
(a) the adequacy, both in amount and form, of the consideration offered in relation not only to the current market price of the Company's outstanding securities, but also the current value of the Company in a freely negotiated transaction with other potential acquirers and the Board's estimate of the Company's future value (including the unrealized value of its properties, assets and prospects) as an independent going concern, (b) the financial and managerial resources and future prospects of the acquirer, and (c) the legal, economic, environmental, regulatory and social effects of the proposed transaction on the Company's and its Subsidiaries' employees, customers, suppliers and other affected persons and entities and on the communities and geographic areas to which the Company and its subsidiaries provide utility service or are located, and in particular, the effect on the Company's ability to safely and reliably meet its public utility obligations at reasonable rates.

     VI. Nothing herein shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

     VII. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Company (and notwithstanding the fact that a lesser percentage may otherwise be specified by law, these Articles of Incorporation or the Bylaws), the affirmative vote of not less than seventy-five percent (75%) of the total voting power of all outstanding Voting Stock voting as a class shall be required to alter, amend or repeal or adopt any provisions inconsistent with the provisions set forth in this Article NINTH, provided, however, that this Article NINTH or any provision hereof may be altered, amended or repealed, or any inconsistent provision may be adopted, upon the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding Voting Stock voting as a class, if such alteration, amendment or repeal, or if such adoption of any inconsistent provision, shall first have been approved and recommended by the Board of Directors without counting the vote of any director who is not a Disinterested Director.

	  TENTH: CERTIFICATE OF DETERMINATION OF PREFERENCES OF THE 5% REDEEMABLE FIRST PREFERRED STOCK: The Certificate of Determination of Preferences of the 5% Redeemable First Preferred Stock which is attached hereto as Exhibit 1 is hereby incorporated by reference as Article TENTH of these Articles of Incorporation.

	  ELEVENTH: CERTIFICATE OF DETERMINATION OF PREFERENCES OF THE 5% REDEEMABLE FIRST PREFERRED STOCK, SERIES A: The Certificate of Determination of Preferences of the 5% Redeemable First Preferred Stock, Series A, which is attached hereto as
Exhibit 2 is hereby incorporated by reference as Article ELEVENTH of these Articles of Incorporation.

	  TWELFTH: CERTIFICATE OF DETERMINATION OF PREFERENCES OF THE 4.80% REDEEMABLE FIRST PREFERRED STOCK: The Certificate of Determination of Preferences of the 4.80% Redeemable First Preferred Stock which is attached hereto as Exhibit 3 is hereby incorporated by reference as Article TWELFTH of these Articles of Incorporation.

	  THIRTEENTH:  CERTIFICATE OF DETERMINATION OF
PREFERENCES OF THE 4.50% REDEEMABLE FIRST PREFERRED STOCK: The Certificate of Determination of Preferences of the 4.50% Redeemable First Preferred Stock which is attached hereto as
Exhibit 4 is hereby incorporated by reference as Article THIRTEENTH of these Articles of Incorporation.

	  FOURTEENTH:  CERTIFICATE OF DETERMINATION OF
PREFERENCES OF THE 4.36% REDEEMABLE FIRST PREFERRED STOCK: The Certificate of Determination of Preferences of the 4.36% Redeemable First Preferred Stock which is attached hereto as
Exhibit 5 is hereby incorporated by reference as Article FOURTEENTH of these Articles of Incorporation.

	  FIFTEENTH: CERTIFICATE OF DETERMINATION OF PREFERENCES OF THE 7.84% REDEEMABLE FIRST PREFERRED STOCK: The Certificate of Determination of Preferences of the 7.84% Redeemable First Preferred Stock which is attached hereto as Exhibit 6 is hereby incorporated by reference as Article FIFTEENTH of these Articles of Incorporation.

	  SIXTEENTH: CERTIFICATE OF DETERMINATION OF PREFERENCES OF THE 8% REDEEMABLE FIRST PREFERRED STOCK: The Certificate of Determination of Preferences of the 8% Redeemable First Preferred Stock which is attached hereto as Exhibit 7 is hereby incorporated by reference as Article SIXTEENTH of these Articles of Incorporation.

	  SEVENTEENTH: CERTIFICATE OF DETERMINATION OF PREFERENCES OF THE 8.20% REDEEMABLE FIRST PREFERRED STOCK: The Certificate of Determination of Preferences of the 8.20% Redeemable First Preferred Stock which is attached hereto as
Exhibit 8 is hereby incorporated by reference as Article SEVENTEENTH of these Articles of Incorporation.

	  EIGHTEENTH:  CERTIFICATE OF DETERMINATION OF
PREFERENCES OF THE 7.44% REDEEMABLE FIRST PREFERRED STOCK:  The
Certificate of Determination of Preferences of the 7.44%
Redeemable First Preferred Stock which is attached hereto as
Exhibit 9 is hereby incorporated by reference as Article
EIGHTEENTH of these Articles of Incorporation.

	  NINETEENTH:  CERTIFICATE OF DETERMINATION OF
PREFERENCES OF THE 6.57% REDEEMABLE FIRST PREFERRED STOCK:  The
Certificate of Determination of Preferences of the 6.57%
Redeemable First Preferred Stock which is attached hereto as
Exhibit 10 is hereby incorporated by reference as Article
NINETEENTH of these Articles of Incorporation.

	  TWENTIETH: CERTIFICATE OF DETERMINATION OF PREFERENCES OF THE 7.04% REDEEMABLE FIRST PREFERRED STOCK: The Certificate of Determination of Preferences of the 7.04% Redeemable First Preferred Stock which is attached hereto as Exhibit 11 is hereby incorporated by reference as Article TWENTIETH of these Articles of Incorporation.

	  TWENTY-FIRST:  CERTIFICATE OF DETERMINATION OF
PREFERENCES OF THE 6-7/8% REDEEMABLE FIRST PREFERRED STOCK:  The
Certificate of Determination of Preferences of the 6-7/8%
Redeemable First Preferred Stock which is attached hereto as
Exhibit 12 is hereby incorporated by reference as Article TWENTY-
FIRST of these Articles of Incorporation.

	  TWENTY-SECOND: CERTIFICATE OF DETERMINATION OF PREFER-
ENCES OF THE 6.30% REDEEMABLE FIRST PREFERRED STOCK:  The
Certificate of Determination of Preferences of the 6.30%
Redeemable First Preferred Stock which is attached hereto as
Exhibit 13 is hereby incorporated by reference as Article TWENTY-
SECOND of these Articles of Incorporation.

     3. The foregoing amendments and restatement of the Articles of Incorporation of this corporation have been duly approved by the Executive Committee of the Board of Directors.

     4. The foregoing amendments and restatement of the Articles of Incorporation were adopted to (i) eliminate Article Twenty-Sixth and Article Thirtieth which previously set forth the Certificates of Determination of Preferences of the 9% Redeemable $100 First Preferred Stock and the 10.17% Redeemable $100 First Preferred Stock, respectively, both of which were acquired in their entirety by this corporation on May 1, 1993 and August 15, 1993, respectively, and which cannot be reissued, as permitted by California Corporations Code Sections 202(e)(3) and 203.5(b); (ii) restate Article Tenth (attached hereto as Exhibit 1), Article Eleventh (attached hereto as Exhibit 2), Article Twelfth (attached hereto as Exhibit 3), Article Thirteenth (attached hereto as Exhibit 4), and Article Fourteenth (attached hereto as Exhibit 5) which set forth the Certificates of Determination of Preferences of the 5% Redeemable First Preferred Stock, the 5% Redeemable First Preferred Stock, Series A, the 4.80% Redeemable First Preferred Stock, the 4.50% Redeemable First Preferred Stock, and the 4.36% Redeemable First Preferred Stock, respectively, solely to (A) reflect the reduction in the authorized number of shares of each of those series upon filing of the Certificate of Decrease in Number of Shares of Certain Series of First Preferred Stock (the "Certificate of Decrease") on March 23, 1994 pursuant to California Corporations Code
	  Section 401(c), (B) consolidate the existing
	  Certificates of Determination of Preferences of each of the first four of those series into a single Certificate of Determination of Preferences of such series, and (C) eliminate from the respective Certificates of Determination of Preferences of all five of those series the portions of the officers' certificates and verifications which do not set forth any of the rights, preferences, privileges, or restrictions of such series; and (iii) eliminate Article Fifteenth, Article Sixteenth, Article Seventeenth, Article Twenty-First, Article Twenty-Second, Article Twenty-Third, Article Twenty-Fourth, Article Twenty-Fifth, Article Twenty-Seventh, Article Twenty-Eighth, and Article Twenty-Ninth which previ-ously set forth the Certificates of Determination of Preferences of the 9.28% Redeemable First Preferred Stock, 8.16% Redeemable First Preferred Stock, 9% Redeemable First Preferred Stock, 9.48% Redeemable First Preferred Stock, 10.46% Redeemable First Preferred Stock, 10.18% Redeemable First Preferred Stock, 9.30% Redeemable First Preferred Stock, 10.28% Redeemable First Preferred Stock, 12.80% Redeemable First Preferred Stock, 16.24% Redeemable First Preferred Stock, and 17.38% Redeemable First Preferred Stock, respectively, to reflect the reduction in the authorized number of shares of each of those series to zero upon filing of the Certificate of Decrease on March 23, 1994 pursuant to California Corporations Code
	  Section 401(c) and the elimination of each of those series as an authorized series of the corporation pursuant to California Corporations Code Section 401(f); and (iv) restate Article Eighteenth (now renumbered as Article Fifteenth), Article Nineteenth (now renumbered as Article Sixteenth), Article Twentieth (now renumbered as Article Seventeenth), Article Thirty-First (now renumbered as Article Eighteenth), Article Thirty-Second (now renumbered as Article Nineteenth), the Certificate of Determination of Preferences of 7.04% Redeemable First Preferred Stock (now included as Article Twentieth), the Certificate of Determination of Preferences of 6-7/8% Redeemable First Preferred Stock (now included as Article Twenty-First), and the Certificate of Determination of Preferences of 6.30% Redeemable First Preferred Stock (now included as Article Twenty-Second) solely to eliminate from the respective Certificates of Determination of Preferences set forth in such Articles the portions of the officers' certificates and verifications which do not set forth any of the rights, preferences, privileges, or restrictions of the series of stock covered thereby.

     5. Pursuant to California Corporations Code Sections 202(e)(3), 203.5(b), 401(c) and 401(f), amendments to
	  the Articles of Incorporation for the foregoing purposes need not be approved by the affirmative vote of the majority of the outstanding shares; accordingly, the foregoing amendments and restatement may be adopted with approval of the Board of Directors alone.
	  Pursuant to the Bylaws of this corporation, the Executive Committee of the Board of Directors, subject to the provisions of law, may exercise any of the powers and perform any of the duties of the Board of Directors; accordingly, the foregoing amendments and restatement may be adopted with approval of the Executive Committee of the Board of Directors alone.

	  We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:  July 25, 1994


				   STANLEY T. SKINNER
				   ------------------------------
				   STANLEY T. SKINNER
				   President and
				   Chief Executive Officer

				   LESLIE H. EVERETT
				   ------------------------------
				   LESLIE H. EVERETT
				   Corporate Secretary

			 EXHIBIT 1

	       PACIFIC GAS AND ELECTRIC COMPANY
	  CERTIFICATE OF DETERMINATION OF PREFERENCES
	    OF 5% REDEEMABLE FIRST PREFERRED STOCK


     WHEREAS, the Articles of Incorporation of this corporation provide for a class of stock known as First Preferred Stock, issuable from time to time in one or more series, of which a series of such class of stock was issued as the 5% Redeemable First Preferred Stock, $25 par value (herein called the "5% Series"); and

     WHEREAS, this corporation has elected to redeem, purchase, or otherwise acquire 1,082,805 shares of the 5% Series from time to time; and

     WHEREAS, pursuant to California Corporations Code Section 401(c), this corporation filed a Certificate of Decrease in Number of Shares of Certain Series of First Preferred Stock on March 23, 1994, which amended the Articles of Incorporation to decrease the number of shares constituting the 5% Series from 2,860,977 to 1,778,172 shares; and

     WHEREAS, pursuant to California Corporations Code Section
202(e)(3), the 1,082,805 shares constituting the decrease in the 5% Series resumed the status of authorized and unissued shares of First Preferred Stock, $25 par value; and

     WHEREAS, it is in the best interest of this corporation to restate the four existing Certificates of Determination of Preferences of the 5% Series to (i) reflect the reduction in the authorized number of shares of the 5% Series, (ii) consolidate such existing Certificates of Determination of Preferences into a single Certificate of Determination of Preferences of the 5% Series, and (iii) eliminate the portions of the officers' certificates and verifications which do not set forth any of the rights, preferences, privileges, or restrictions of the 5% Series.

     NOW, THEREFORE, BE IT RESOLVED that the foregoing restatement of the Certificates of Determination of Preferences of the 5% Series is hereby approved; and

     BE IT FURTHER RESOLVED that the Certificate of Determination of Preferences of the 5% Series is hereby approved and adopted as restated in its entirety as follows:

	  1,778,172 shares of this corporation's unissued redeemable First Preferred Stock shall constitute a series designated "5% Redeemable First Preferred Stock"; the dividend rate of such shares shall be five per cent per year; such shares shall have no conversion rights; and the redemption price of such shares shall be

	  $28.25 per share if redeemed on or before July 31, 1953, $27.75 per share if redeemed thereafter and on or before July 31, 1958, $27.25 per share if redeemed thereafter and on or before July 31, 1963, and $26.75 per share if redeemed thereafter.

			  EXHIBIT 2

	       PACIFIC GAS AND ELECTRIC COMPANY
	    CERTIFICATE OF DETERMINATION OF PREFERENCES
	     OF 5% REDEEMABLE FIRST PREFERRED STOCK,
			 SERIES A


     WHEREAS, the Articles of Incorporation of this corporation provide for a class of stock known as First Preferred Stock, issuable from time to time in one or more series, of which a series of such class of stock was issued as the 5% Redeemable First Preferred Stock, Series A, $25 par value (herein called the "5% Series A"); and

     WHEREAS, this corporation has elected to redeem, purchase, or otherwise acquire 815,678 shares of the 5% Series A from time to time; and

     WHEREAS, pursuant to California Corporations Code Section 401(c), this corporation filed a Certificate of Decrease in Number of Shares of Certain Series of First Preferred Stock on March 23, 1994, which amended the Articles of Incorporation to decrease the number of shares constituting the 5% Series A from 1,750,000 to 934,322 shares; and

     WHEREAS, pursuant to California Corporations Code Section
202(e)(3), the 815,678 shares constituting the decrease in the 5%
Series A resumed the status of authorized and unissued shares of First Preferred Stock, $25 par value; and

     WHEREAS, it is in the best interest of this corporation to restate the two existing Certificates of Determination of Preferences of the 5% Series A to (i) reflect the reduction in the authorized number of shares of the 5% Series A, (ii) consolidate such existing Certificates of Determination of Preferences into a single Certificate of Determination of Preferences of the 5% Series A, and (iii) eliminate the portions of the officers'certificates and verifications which do not set forth any of the rights, preferences, privileges, or restrictions of the 5% Series A.

     NOW, THEREFORE, BE IT RESOLVED that the foregoing restatement of the Certificates of Determination of Preferences of the 5% Series A is hereby approved; and

     BE IT FURTHER RESOLVED that the Certificate of Determination of Preferences of the 5% Series A is hereby approved and adopted as restated in its entirety as follows:

	  934,322 shares of this corporation's unissued redeemable First Preferred Stock shall constitute a series designated "5% Redeemable First Preferred Stock, Series A"; the dividend rate of such shares shall be five per cent per year; such shares shall have no conversion rights; and the redemption price of such shares shall be

	  $28.25 per share if redeemed on or before July 31, 1953,
	  $27.75 per share if redeemed thereafter and on or before July 31, 1958,
	  $27.25 per share if redeemed thereafter and on or before July 31, 1963, and
	  $26.75 per share if redeemed thereafter.

			 EXHIBIT 3

	       PACIFIC GAS AND ELECTRIC COMPANY
	  CERTIFICATE OF DETERMINATION OF PREFERENCES
	   OF 4.80% REDEEMABLE FIRST PREFERRED STOCK


     WHEREAS, the Articles of Incorporation of this corporation provide for a class of stock known as First Preferred Stock, issuable from time to time in one or more series, of which a series of such class of stock was issued as the 4.80% Redeemable First Preferred Stock, $25 par value (herein called the "4.80% Series"); and

     WHEREAS, this corporation has elected to redeem, purchase, or otherwise acquire 724,344 shares of the 4.80% Series from time to time; and

     WHEREAS, pursuant to California Corporations Code Section 401(c), this corporation filed a Certificate of Decrease in Number of Shares of Certain Series of First Preferred Stock on March 23, 1994, which amended the Articles of Incorporation to decrease the number of shares constituting the 4.80% Series from 1,517,375 to 793,031 shares; and

     WHEREAS, pursuant to California Corporations Code Section
202(e)(3), the 724,344 shares constituting the decrease in the 4.80% Series resumed the status of authorized and unissued shares of First Preferred Stock, $25 par value; and

     WHEREAS, it is in the best interest of this corporation to restate the two existing Certificates of Determination of Preferences of the 4.80% Series to (i) reflect the reduction in the authorized number of shares of the 4.80% Series,
(ii) consolidate such existing Certificates of Determination of Preferences into a single Certificate of Determination of Preferences of the 4.80% Series, and (iii) eliminate the portions of the officers' certificates and verifications which do not set forth any of the rights, preferences, privileges, or restrictions of the 4.80% Series.

     NOW, THEREFORE, BE IT RESOLVED that the foregoing restatement of the Certificates of Determination of Preferences of the 4.80%
Series is hereby approved; and

     BE IT FURTHER RESOLVED that the Certificate of Determination of Preferences of the 4.80% Series is hereby approved and adopted as restated in its entirety as follows:

	  793,031 shares of this corporation's unissued redeemable
     First Preferred Stock shall constitute a series designated "4.80% Redeemable First Preferred Stock"; the dividend rate of such shares shall be 4.80% per year; such shares shall have no conversion rights; and the redemption price for such shares shall be

	  $28.75 per share if redeemed on or before January 31, 1955;
	  $28.25 per share if redeemed thereafter and on or before January 31, 1960;
	  $27.75 per share if redeemed thereafter and on or before January 31, 1965; and
	  $27.25 per share if redeemed thereafter.

			 EXHIBIT 4

	       PACIFIC GAS AND ELECTRIC COMPANY
	  CERTIFICATE OF DETERMINATION OF PREFERENCES
	   OF 4.50% REDEEMABLE FIRST PREFERRED STOCK


     WHEREAS, the Articles of Incorporation of this corporation provide for a class of stock known as First Preferred Stock, issuable from time to time in one or more series, of which a series of such class of stock was issued as the 4.50% Redeemable First Preferred Stock, $25 par value (herein called the "4.50% Series"); and

     WHEREAS, this corporation has elected to redeem, purchase, or otherwise acquire 516,284 shares of the 4.50% Series from time to time; and

     WHEREAS, pursuant to California Corporations Code Section 401(c), this corporation filed a Certificate of Decrease in Number of Shares of Certain Series of First Preferred Stock on March 23, 1994, which amended the Articles of Incorporation to decrease the number of shares constituting the 4.50% Series from 1,127,426 to 611,142 shares; and

     WHEREAS, pursuant to California Corporations Code Section
202(e)(3), the 516,284 shares constituting the decrease in the 4.50% Series resumed the status of authorized and unissued shares of First Preferred Stock, $25 par value; and

     WHEREAS, it is in the best interest of this corporation to restate the two existing Certificates of Determination of Preferences of the 4.50% Series to (i) reflect the reduction in the authorized number of shares of the 4.50% Series,
(ii) consolidate such existing Certificates of Determination of Preferences into a single Certificate of Determination of Preferences of the 4.50% Series, and (iii) eliminate the portions of the officers' certificates and verifications which do not set forth any of the rights, preferences, privileges, or restrictions of the 4.50% Series.

     NOW, THEREFORE, BE IT RESOLVED that the foregoing restatement of the Certificates of Determination of Preferences of the 4.50% Series is hereby approved; and

     BE IT FURTHER RESOLVED that the Certificate of Determination of Preferences of the 4.50% Series is hereby approved and adopted as restated in its entirety as follows:

	  611,142 shares of this corporation's unissued redeemable first preferred stock shall constitute a series designated "4.50% Redeemable First Preferred Stock"; the dividend rate of such shares shall be 4.50% per year; such shares shall have no conversion rights; and the redemption price of such shares shall be

	  $27.25 per share if redeemed on or before July 31, 1959;
	  $26.75 per share if redeemed thereafter and on or before July 31, 1964;
	  $26.25 per share if redeemed thereafter and on or before July 31, 1969; and
	  $26.00 per share if redeemed thereafter.


			 EXHIBIT 5

	       PACIFIC GAS AND ELECTRIC COMPANY
	  CERTIFICATE OF DETERMINATION OF PREFERENCES
	  OF 4.36% REDEEMABLE FIRST PREFERRED STOCK


     WHEREAS, the Articles of Incorporation of this corporation provide for a class of stock known as First Preferred Stock, issuable from time to time in one or more series, of which a series of such class of stock was issued as the 4.36% Redeemable First Preferred Stock, $25 par value (herein called the "4.36% Series"); and

     WHEREAS, this corporation has elected to redeem, purchase or otherwise acquire 581,709 shares of the 4.36% Series from time to time; and

     WHEREAS, pursuant to California Corporations Code Section 401(c), this corporation filed a Certificate of Decrease in Number of Shares of Certain Series of First Preferred Stock on March 23, 1994, which amended the Articles of Incorporation to decrease the number of shares constituting the 4.36% Series from 1,000,000 to 418,291 shares; and

     WHEREAS, pursuant to California Corporations Code Section
202(e)(3), the 581,709 shares constituting the decrease in the 4.36% Series resumed the status of authorized and unissued shares of First Preferred Stock, $25 par value; and

     WHEREAS, it is in the best interest of this corporation to restate the Certificate of Determination of Preferences of the 4.36% Series to (i) reflect the reduction in the authorized number of shares of the 4.36% Series and (ii) eliminate the portions of the officers' certificate and verification which do not set forth any of the rights, preferences, privileges, or restrictions of the 4.36% Series.

     NOW, THEREFORE, BE IT RESOLVED that the foregoing restatement of the Certificate of Determination of Preferences of the 4.36% Series is hereby approved; and

     BE IT FURTHER RESOLVED that the Certificate of Determination of Preferences of the 4.36% Series is hereby approved and adopted as restated in its entirety as follows:

	  418,291 shares of this corporation's unissued Redeemable First Preferred Stock shall constitute a series designated "4.36% Redeemable First Preferred Stock"; the dividend rate of such shares shall be 4.36% per year; such shares shall have no conversion rights; and the redemption price of such shares shall be


	  $26.75 per share if redeemed on or before October 31, 1960;
	  $26.50 per share if redeemed thereafter and on or before October 31, 1965;
	  $26.25 per share if redeemed thereafter and on or before October 31, 1970;
	  $26.00 per share if redeemed thereafter and on or before October 31, 1975; and
	  $25.75 per share if redeemed thereafter.

			 EXHIBIT 6

	       PACIFIC GAS AND ELECTRIC COMPANY
	  CERTIFICATE OF DETERMINATION OF PREFERENCES
	   OF 7.84% REDEEMABLE FIRST PREFERRED STOCK


     WHEREAS, the Articles of Incorporation of this corporation provide for a class of stock known as First Preferred Stock, issuable from time to time in one or more series, of which a series of such class of stock was issued as the 7.84% Redeemable First Preferred Stock, $25 par value (herein called the "7.84% Series"); and

     WHEREAS, it is in the best interest of this corporation to restate the Certificate of Determination of Preferences of the 7.84% Series to eliminate the portions of the officers' certificate and verification which do not set forth any of the rights, preferences, privileges, or restrictions of the 7.84% Series.

     NOW, THEREFORE, BE IT RESOLVED that the foregoing restatement of the Certificate of Determination of Preferences of the 7.84% Series is hereby approved; and

     BE IT FURTHER RESOLVED that the Certificate of Determination of Preferences of the 7.84% Series is hereby approved and adopted as restated in its entirety as follows:

	  2,000,000 shares of this corporation's unissued Redeemable First Preferred Stock shall constitute a series designated "7.84% Redeemable First Preferred Stock"; the dividend rate of such shares shall be 7.84% of the par value per year; such shares shall have no conversion rights; and the redemption price of such shares shall be

	  $29.50 per share if redeemed on or before April 30, 1977;
	  $29.00 per share if redeemed thereafter and on or before April 30, 1982;
	  $28.40 per share if redeemed thereafter and on or before April 30, 1987; and
	  $27.80 per share if redeemed thereafter;

     provided, that none of such shares shall be redeemed prior to May 1, 1977 for the purpose or in anticipation of refunding any such shares through the issuance of common stock or through the use of borrowed funds or of proceeds raised from the issue of any other security if the effective cost of money to the Company of such borrowing or other security issue (computed in accordance with generally accepted financial practice) is below 7.26% per annum.

			     EXHIBIT 7

	       PACIFIC GAS AND ELECTRIC COMPANY
	  CERTIFICATE OF DETERMINATION OF PREFERENCES
	    OF 8% REDEEMABLE FIRST PREFERRED STOCK


     WHEREAS, the Articles of Incorporation of this corporation provide for a class of stock known as First Preferred Stock, issuable from time to time in one or more series, of which a series of such class of stock was issued as the 8% Redeemable First Preferred Stock, $25 par value (herein called the "8% Series"); and

     WHEREAS, it is in the best interest of this corporation to restate the Certificate of Determination of Preferences of the 8%
Series to eliminate the portions of the officers' certificate and verification which do not set forth any of the rights, preferences, privileges, or restrictions of the 8% series.

     NOW, THEREFORE, BE IT RESOLVED that the foregoing restatement of the Certificate of Determination of Preferences of the 8% Series is hereby approved; and

     BE IT FURTHER RESOLVED that the Certificate of Determination of Preferences of the 8% Series is hereby approved and adopted as restated in its entirety as follows:

	  2,000,000 shares of this corporation's unissued Redeemable First Preferred Stock shall constitute a series designated "8% Redeemable First Preferred Stock"; the dividend rate of such shares shall be 8% of the par value per year; such shares shall have no conversion rights; and the redemption price of such shares shall be

	  $30.00 per share if redeemed on or before January 31, 1978;
	  $29.375 per share if redeemed thereafter and on or before January 31, 1983;
	  $28.75 per share if redeemed thereafter and on or before January 31, 1988; and
	  $28.125 per share if redeemed thereafter;

     provided, that none of such shares shall be redeemed prior to February 1, 1978 for the purpose or in anticipation of refunding any such shares through the issuance of common stock or through the use of borrowed funds or of proceeds raised from the issue of any other security if the effective cost of money to the Company of such borrowing or other security issue (computed in accordance with generally accepted financial practice) is below 7.311% per annum.


			 EXHIBIT 8

	       PACIFIC GAS AND ELECTRIC COMPANY
	  CERTIFICATE OF DETERMINATION OF PREFERENCES
	   OF 8.20% REDEEMABLE FIRST PREFERRED STOCK


     WHEREAS, the Articles of Incorporation of this corporation provide for a class of stock known as First Preferred Stock, issuable from time to time in one or more series, of which a series of such class of stock was issued as the 8.20% Redeemable First Preferred Stock, $25 par value (herein called the "8.20% Series"); and

     WHEREAS, it is in the best interest of this corporation to restate the Certificate of Determination of Preferences of the 8.20% Series to eliminate the portions of the officers' certificate and verification which do not set forth any of the rights, preferences, privileges, or restrictions of the 8.20% Series.

     NOW, THEREFORE BE IT RESOLVED that the foregoing restatement of the Certificate of Determination of Preferences of the 8.20%
Series is hereby approved; and

     BE IT FURTHER RESOLVED that the Certificate of Determination of Preferences of the 8.20% Series is hereby approved and adopted as restated in its entirety as follows:

	  2,000,000 shares of this corporation's unissued Redeemable First Preferred Stock shall constitute a series designated "8.20% Redeemable First Preferred Stock"; the dividend rate of such shares shall be 8.20% of the par value per year; such shares shall have no conversion rights; and the redemption price of such shares shall be

	  $30.00 per share if redeemed on or before October 31, 1978;
	  $29.375 per share if redeemed thereafter and on or before October 31, 1983;
	  $28.75 per share if redeemed thereafter and on or before October 31, 1988; and
	  $28.125 per share if redeemed thereafter;

     provided, that none of such shares shall be redeemed prior to November 1, 1978 for the purpose or in anticipation of refunding any such shares through the issuance of common stock or through the use of borrowed funds or of proceeds raised from the issue of any other security if the effective cost of money to the Company of such borrowing or other security issue (computed in accordance with generally accepted financial practice) is below 7.494% per annum.


			 EXHIBIT 9

	  CERTIFICATE OF DETERMINATION OF PREFERENCES
	  OF 7.44% REDEEMABLE FIRST PREFERRED STOCK OF
	       PACIFIC GAS AND ELECTRIC COMPANY


     WHEREAS, the Articles of Incorporation of this corporation provide for a class of stock known as First Preferred Stock, issuable from time to time in one or more series, of which a series of such class of stock was issued as the 7.44% Redeemable First Preferred Stock, $25 par value (herein called the "7.44% Series"); and

     WHEREAS, it is in the best interest of this corporation to restate the Certificate of Determination of Preferences of the 7.44% Series to eliminate the portions of the officers' certificate and verification which do not set forth any of the rights, preferences, privileges, or restrictions of the 7.44% Series.

     NOW, THEREFORE, BE IT RESOLVED that the foregoing restatement of the Certificate of Determination of Preferences of the 7.44% Series is hereby approved; and

     BE IT FURTHER RESOLVED, that the Certificate of
Determination of Preferences of the 7.44% Series is hereby approved and adopted as restated in its entirety as follows:

	  5,000,000 shares of this corporation's unissued First Preferred Stock, $25 par value, shall constitute a series designated "7.44% Redeemable First Preferred Stock"; the dividend rate of such shares shall be 7.44% of the par value per year; such shares shall have no conversion rights; and the redemption price of such shares shall be $25.00, provided that none of such shares shall be redeemed prior to August 1, 1997, for any purpose.

			 EXHIBIT 10

	    CERTIFICATE OF DETERMINATION OF PREFERENCES
	   OF 6.57% REDEEMABLE FIRST PREFERRED STOCK OF
		 PACIFIC GAS AND ELECTRIC COMPANY


     WHEREAS, the Articles of Incorporation of this corporation provide for a class of stock known as First Preferred Stock, issuable from time to time in one or more series, of which a series of such class of stock was issued as the 6.57% Redeemable First Preferred Stock, $25 par value (herein called the "6.57% Series"); and

     WHEREAS, it is in the best interest of this corporation to restate the Certificate of Determination of Preferences of the 6.57% Series to eliminate the portions of the officers' certificate and verification which do not set forth any of the rights, preferences, privileges, or restrictions of the 6.57% Series.

     NOW, THEREFORE, BE IT RESOLVED that the foregoing restatement of the Certificate of Determination of Preferences of the 6.57% Series is hereby approved; and

     BE IT FURTHER RESOLVED that the Certificate of Determination of Preferences of the 6.57% Series is hereby approved and adopted as restated in its entirety as follows:

	  3,000,000 shares of this corporation's unissued First
     Preferred Stock, $25 par value, shall constitute a series designated "6.57% Redeemable First Preferred Stock"
     (hereinafter referred to as the "6.57% Series").

	  The terms of the 6.57% Series are hereby fixed as follows:

	  (a) The holders of shares of the 6.57% Series shall be entitled to receive, when and as declared by the Board of Directors, dividends at the rate of 6.57 percent of par value thereof per annum, and no more. Such dividends shall be cumulative with respect to each share from the date of issuance thereof.

	  (b) No dividend shall be declared or paid on any shares of the 6.57% Series or on any shares of any other series or class of preferred stock unless a ratable dividend on the 6.57% Series and such other series or class of preferred stock, in proportion to the full preferential amounts to which each series or class is entitled, is declared and is paid or set apart for payment. As used herein, the term "preferred stock" shall mean all series of the first preferred stock, $25 par value per share, and first preferred stock, $100 par value per share, and any other class of stock ranking equally with the preferred stock as to preference in dividends and liquidation rights, notwithstanding that shares of such series and classes may differ as to the amounts of dividends or liquidation payments to which they are entitled.

	  (c) No junior shares or shares of preferred stock shall be purchased, redeemed or otherwise acquired by the corporation, and no moneys shall be paid to or set aside or made available for a sinking fund for the purchase or redemption of junior shares or shares of preferred stock, unless full cumulative dividends upon all series and classes of preferred stock then outstanding to the end of the dividend period next preceding the date fixed for such redemption (and for the current dividend period if the date fixed for such redemption is a dividend payment date) shall have been declared and shall have been paid or set aside for payment. As used herein, the term "junior shares" shall mean common shares or any other shares ranking junior to the preferred stock either as to dividends or upon liquidation, dissolution, or winding up.

	  (d) The shares of the 6.57% Series shall not be subject to redemption by this corporation prior to July 31, 2002. On or after July 31, 2002, the redemption price shall be $25.00 per share, together with an amount equal to all accumulated and unpaid dividends thereon to and including the date of redemption.

	  (e) Shares of the 6.57% Series shall also be subject to redemption through the operation of a sinking fund (herein called the "Sinking Fund") at the redemption price (the "Sinking Fund Redemption Price") of $25.00 per share plus an amount equal to the accumulated and unpaid dividends thereon to and including the redemption date, whether or not earned or declared.
	  For the purposes of the Sinking Fund, out of any funds of the corporation legally available therefor remaining after full cumulative dividends upon all series and classes of preferred stock then outstanding to the end of the dividend period next preceding the date fixed for such redemption (and for the current dividend period if the date fixed for such redemption is a dividend payment date) shall have been declared and shall have been paid or set apart for payment, the corporation shall redeem 150,000 shares of the 6.57% Series annually on each July 31, from 2002 through 2006, inclusive, and 2,250,000 shares on July 31, 2007, at the Sinking Fund Redemption Price. The Sinking Fund shall be cumulative so that if on any such July 31 the funds of the corporation legally available therefor shall be insufficient to permit the required redemption in full, or if for any other reason such redemption shall not have been made in full, the remaining shares of the 6.57% Series so required to be redeemed shall be redeemed before any cash dividend shall be paid or declared, or any distribution made, on any junior shares or before any junior shares or any shares of preferred stock shall be purchased, redeemed or otherwise acquired by the corporation, or any monies shall be paid to or set aside or made available for a sinking fund for the purchase or redemption or any junior shares or any shares of preferred stock; provided, however, that, notwithstanding the existence of any such deficiency, the corporation may make any required sinking fund redemption on any other series or class of preferred stock if the number of shares of such other series or class of preferred stock being so redeemed bears (as nearly as practicable) the same ratio to the aggregate number of shares of such other series or class then due to be redeemed as the number of shares of the 6.57% Series being redeemed bears to the aggregate number of shares of the 6.57% Series then due to be redeemed.

	  (f) Shares of the 6.57% Series redeemed otherwise than as required by section (e) or purchased or otherwise acquired by the corporation may, at the option of the corporation, be applied as a credit against any Sinking Fund redemption required by section (e). Moneys available for the Sinking Fund shall be applied on each such July 31 to the redemption of shares of the 6.57% Series.

	  (g) Any shares of the 6.57% Series which have been redeemed, purchased, or otherwise acquired by the corporation shall become authorized and unissued shares of the First Preferred Stock, $25 par value, but shall not be reissued as shares of the 6.57% Series.

	  (h) Upon liquidation, dissolution, or winding up of the corporation, the holders of shares of the 6.57% Series shall be entitled to receive the liquidation value per share, which is hereby fixed at $25.00 per share, plus an amount equal to all accumulated and unpaid dividends thereon at such time, whether or not earned or declared.

	  (i) Dividends shall be computed on a basis of a 360-day year of twelve 30-day months.

	  (j) If the date for payment of any dividend or the date fixed for redemption of any share of the 6.57% Series shall not be on a business day, then payment of the dividend or applicable redemption price need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the date for payment of such dividend or date fixed for redemption.

			    EXHIBIT 11

	    CERTIFICATE OF DETERMINATION OF PREFERENCES
	   OF 7.04% REDEEMABLE FIRST PREFERRED STOCK OF
		 PACIFIC GAS AND ELECTRIC COMPANY


     WHEREAS, the Articles of Incorporation of this corporation provide for a class of stock known as First Preferred Stock, issuable from time to time in one or more series, of which a series of such class of stock was issued as the 7.04% Redeemable First Preferred Stock, $25 par value (herein called the "7.04% Series"); and

     WHEREAS, it is in the best interest of this corporation to restate the Certificate of Determination of Preferences of the 7.04% Series to eliminate the portions of the officers' certificate and verification which do not set forth any of the rights, preferences, privileges, or restrictions of the 7.04% Series.

     NOW, THEREFORE, BE IT RESOLVED that the foregoing restatement of the Certificate of Determination of Preferences of the 7.04% Series is hereby approved; and

     BE IT FURTHER RESOLVED that the Certificate of Determination of Preferences of the 7.04% Series is hereby approved and adopted as restated in its entirety as follows:

	  3,000,000 shares of this corporation's unissued First
     Preferred Stock, $25 par value, shall constitute a series designated "7.04% Redeemable First Preferred Stock"
     (hereinafter referred to as the "7.04% Series").

	  The terms of the 7.04% Series are hereby fixed as follows:

	  (a) The holders of shares of the 7.04% Series shall be entitled to receive, when and as declared by the Board of Directors, dividends at the rate of 7.04 percent of par value thereof per annum, and no more. Such dividends shall be cumulative with respect to each share from the date of issuance thereof.

	  (b) No dividend shall be declared or paid on any shares of the 7.04% Series or on any shares of any other series or class of preferred stock unless a ratable dividend on the 7.04% Series and such other series or class of preferred stock, in proportion to the full preferential amounts to which each series or class is entitled, is declared and is paid or set apart for payment. As used herein, the term "preferred stock" shall mean all series of the first preferred stock, $25 par value per share, and first preferred stock, $100 par value per share, and any other class of stock ranking equally with the preferred stock as to preference in dividends and liquidation rights, notwithstanding that shares of such series and classes may differ as to amounts of dividends or liquidation payments to which they are entitled.

	  (c) No junior shares or shares of preferred stock shall be purchased, redeemed, or otherwise acquired by the corporation, and no moneys shall be paid to or set aside or made available for a sinking fund for the purchase or redemption of junior shares or shares of preferred stock, unless full cumulative dividends upon all series and classes of preferred stock then outstanding to the end of the dividend period next preceding the date fixed for such redemption (and for the current dividend period if the date fixed for such redemption is a dividend payment date) shall have been declared and shall have been paid or set aside for payment. As used herein, the term "junior shares" shall mean common shares or any other shares ranking junior to the preferred stock either as to dividends or upon liquidation, dissolution, or winding up.

	  (d) The shares of the 7.04% Series shall not be subject to redemption by this corporation prior to January 31, 2003. On and after January 31, 2003, the redemption price shall be as follows:

	  If redeemed during the 12 months' period beginning
	  January 31,

	  2003       $25.88          2008       $25.44
	  2004       $25.79          2009       $25.35
	  2005       $25.70          2010       $25.26
	  2006       $25.62          2011       $25.18
	  2007       $25.53          2012       $25.09

	  and at $25.00 per share on and after January 31, 2013, together in each case with an amount equal to all accumulated and unpaid dividends thereon to and in-cluding the date of redemption. For the purpose of redeeming any shares of the 7.04% Series, payment of the redemption price shall be out of any funds of the corporation legally available therefor remaining after:
	  (i) full cumulative dividends upon all series and classes of preferred stock then outstanding to the end of the dividend period next preceding the date fixed for such redemption (and for the current dividend period if the date fixed for such redemption is a dividend payment date) shall have been declared and shall have been paid or set apart for payment, and (ii) all money shall have been paid to or set aside or made available for any sinking fund for the purchase or redemption of all series of and classes of preferred stock as may be required by the terms of such preferred stock.

	  (e) Any shares of the 7.04% Series which have been redeemed, purchased, or otherwise acquired by the corporation shall become authorized and unissued shares of the First Preferred Stock, $25 par value, but shall not be reissued as shares of the 7.04% Series.

	  (f) Upon liquidation, dissolution, or winding up of the corporation, the holders of shares of the 7.04% Series shall be entitled to receive the liquidation value per share, which is hereby fixed at $25.00 per share, plus an amount equal to all accumulated and unpaid dividends thereon at such time, whether or not earned or declared.

	  (g) Dividends shall be computed on a basis of a 360-day year of twelve 30-day months.

	  (h) If the date for payment of any dividend or the date fixed for redemption of any share of the 7.04% Series shall not be a business day, then payment of the dividend or applicable redemption price need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the date for payment of such dividend or date fixed for redemption.

			    EXHIBIT 12

	    CERTIFICATE OF DETERMINATION OF PREFERENCES
	   OF 6-7/8% REDEEMABLE FIRST PREFERRED STOCK OF
		 PACIFIC GAS AND ELECTRIC COMPANY


     WHEREAS, the Articles of Incorporation of this corporation provide for a class of stock known as First Preferred Stock, issuable from time to time in one or more series, of which a series of such class of stock was issued as the 6-7/8% Redeemable First Preferred Stock, $25 par value (herein called the "6-7/8% Series"); and

     WHEREAS, it is in the best interest of this corporation to restate the Certificate of Determination of Preferences of the 6-7/8% Series to eliminate the portions of the officers' certificate and verification which do not set forth any of the rights, preferences, privileges, or restrictions of the 6-7/8% Series.

     NOW, THEREFORE, BE IT RESOLVED that the foregoing restatement of the Certificate of Determination of Preferences of the 6-7/8% Series is hereby approved; and

     BE IT FURTHER RESOLVED that the Certificate of Determination of Preferences of the 6-7/8% Series is hereby approved and adopted as restated in its entirety as follows:

	  5,000,000 shares of this corporation's unissued Redeemable First Preferred Stock, $25 par value, shall constitute a series designated "6-7/8% Redeemable First Preferred Stock" (hereinafter referred to as the "6-7/8% Series").

	  The terms of the 6-7/8% Series are hereby fixed as follows:

	  (a) The holders of shares of the 6-7/8% Series shall be entitled to receive, when and as declared by the Board of Directors, dividends at the rate of 6-7/8 percent of par value thereof per annum, and no more. Such dividends shall be cumulative with respect to each share from the date of issuance thereof.

	  (b) No dividend shall be declared or paid on any shares of the 6-7/8% Series or on any shares of any other series or class of preferred stock unless a ratable dividend on the 6-7/8% Series and such other series or class of preferred stock, in proportion to the full preferential amounts to which each series or class is entitled, is declared and is paid or set apart for payment. As used herein, the term "preferred stock" shall mean all series of the first preferred stock, $25 par value per share, and first preferred stock, $100 par value per share, and any other class of stock ranking equally with the preferred stock as to preference in dividends and liquidation rights, notwithstanding that shares of such series and classes may differ as to amounts of dividends or liquidation payments to which they are entitled.

	  (c) No junior shares or shares of preferred stock shall be purchased, redeemed, or otherwise acquired by the corporation, and no moneys shall be paid to or set aside or made available for a sinking fund for the purchase or redemption of junior shares or shares of preferred stock, unless full cumulative dividends upon all series and classes of preferred stock then outstanding to the end of the dividend period next preceding the date fixed for such redemption (and for the current dividend period if the date fixed for such redemption is a dividend payment date) shall have been declared and shall have been paid or set aside for payment. As used herein, the term "junior shares" shall mean common shares or any other shares ranking junior to the preferred stock either as to dividends or upon liquidation, dissolution, or winding up.

	  (d) The shares of the 6-7/8% Series shall not be subject to redemption by this corporation prior to July 31, 1998. On and after July 31, 1998, the redemption price shall be $25.00 per share, together with an amount equal to all accumulated and unpaid dividends thereon to and including the date of redemption. For the purpose of redeeming any shares of the 6-7/8% Series, payment of the redemption price shall be out of any funds of the corporation legally available therefor remaining after: (i) full cumulative dividends upon all series and classes of preferred stock then outstanding to the end of the dividend period next preceding the date fixed for such redemption (and for the current dividend period if the date fixed for such redemption is a dividend payment date) shall have been declared and shall have been paid or set apart for payment, and (ii) all money shall have been paid to or set aside or made available for any sinking fund for the purchase or redemption of all series of and classes of preferred stock as may be required by the terms of such preferred stock.

	  (e) Any shares of the 6-7/8% Series which have been redeemed, purchased, or otherwise acquired by the corporation shall become authorized and unissued shares of the First Preferred Stock, $25 par value, but shall not be reissued as shares of the 6-7/8% Series.


	  (f) Upon liquidation, dissolution, or winding up of the corporation, the holders of shares of the 6-7/8% Series shall be entitled to receive the liquidation value per share, which is hereby fixed at $25.00 per share, plus an amount equal to all accumulated and unpaid dividends thereon at such time, whether or not earned or declared.

	  (g) Dividends shall be computed on a basis of a 360-day year of twelve 30-day months.

	  (h) If the date for payment of any dividend or the date fixed for redemption of any share of the 6-7/8% Series shall not be a business day, then payment of the dividend or applicable redemption price need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the date for payment of such dividend or date fixed for redemption.

			    EXHIBIT 13

	    CERTIFICATE OF DETERMINATION OF PREFERENCES
	   OF 6.30% REDEEMABLE FIRST PREFERRED STOCK OF
		 PACIFIC GAS AND ELECTRIC COMPANY


     WHEREAS, the Articles of Incorporation of this corporation provide for a class of stock known as First Preferred Stock, issuable from time to time in one or more series, of which a series of such class of stock was issued as the 6.30% Redeemable First Preferred Stock, $25 par value (herein called the "6.30% Series"); and

     WHEREAS, it is in the best interest of this corporation to restate the Certificate of Determination of Preferences of the 6.30% Series to eliminate the portions of the officers' certificate and verification which do not set forth any of the rights, preferences, privileges, or restrictions of the 6.30% Series.

     NOW, THEREFORE, BE IT RESOLVED that the foregoing restatement of the Certificate of Determination of Preferences of the 6.30% Series is hereby approved; and

     BE IT FURTHER RESOLVED, that the Certificate of
Determination of Preferences of the 6.30% Series is hereby approved and adopted as restated in its entirety as follows:

	  2,500,000 shares of this corporation's unissued Redeemable First Preferred Stock, $25 par value, shall constitute a series designated "6.30% Redeemable First Preferred Stock" (hereinafter referred to as the "6.30% Series").

	  The terms of the 6.30% Series are hereby fixed as follows:

	  (a) The holders of shares of the 6.30% Series shall be entitled to receive, when and as declared by the Board of Directors, dividends at the rate of 6.30 percent of par value thereof per annum, and no more. Such dividends shall be cumulative with respect to each share from the date of issuance thereof.

	  (b) No dividend shall be declared or paid on any shares of the 6.30% Series or on any shares of any other series or class of preferred stock unless a ratable dividend on the 6.30% Series and such other series or class of preferred stock, in proportion to the full preferential amounts to which each series or class is entitled, is declared and is paid or set apart for payment. As used herein, the term "preferred stock" shall mean all series of the first preferred stock, $25 par value per share, and first preferred stock, $100 par value per share, and any other class of stock ranking equally with the preferred stock as to preference in dividends and liquidation rights, notwithstanding that shares of such series and classes may differ as to amounts of dividends or liquidation payments to which they are entitled.

	  (c) No junior shares or shares of preferred stock shall be purchased, redeemed, or otherwise acquired by the corporation, and no moneys shall be paid to or set aside or made available for a sinking fund for the purchase or redemption of junior shares or shares of preferred stock, unless full cumulative dividends upon all series and classes of preferred stock then outstanding to the end of the dividend period next preceding the date fixed for such redemption (and for the current dividend period if the date fixed for such redemption is a dividend payment date) shall have been declared and shall have been paid or set aside for payment. As used herein, the term "junior shares" shall mean common shares or any other shares ranking junior to the preferred stock either as to dividends or upon liquidation, dissolution, or winding up.

	  (d) The shares of the 6.30% Series shall not be subject to redemption by this corporation prior to January 31, 2004. On and after January 31, 2004, the redemption price shall be $25.00 per share, together with an amount equal to all accumulated and unpaid dividends thereon to and including the date of redemption. For the purpose of redeeming any shares of the 6.30% Series, payment of the redemption price shall be out of any funds of the corporation legally available therefor remaining after:
	  (i) full cumulative dividends upon all series and classes of preferred stock then outstanding to the end of the dividend period next preceding the date fixed for such redemption (and for the current dividend period if the date fixed for such redemption is a dividend payment date) shall have been declared and shall have been paid or set apart for payment, and (ii) all money shall have been paid to or set aside or made available for any sinking fund for the purchase or redemption of all series of and classes of preferred stock as may be required by the terms of such preferred stock.

	  (e) Shares of the 6.30% Series shall also be subject to redemption through the operation of a sinking fund (herein called the "Sinking Fund") at the redemption price (the "Sinking Fund Redemption Price") of $25.00 per share plus an amount equal to the accumulated and unpaid dividends thereon to and including the redemption date, whether or not earned or declared.
	  For the purposes of the Sinking Fund, out of any funds of the corporation legally available therefor remaining after full cumulative dividends upon all series and classes of preferred stock then outstanding to the end of the dividend period next preceding the date fixed for such redemption (and for the current dividend period if the date fixed for such redemption is a dividend payment date) shall have been declared and shall have been paid or set apart for payment, the corporation shall redeem 125,000 shares of the 6.30% Series annually on each January 31, from 2004 through 2008, inclusive, and 1,875,000 shares on January 31, 2009, at the Sinking Fund Redemption Price. The Sinking Fund shall be cumulative so that if on any such January 31 the funds of the corporation legally available therefor shall be insufficient to permit the required redemption in full, or if for any other reason such redemption shall not have been made in full, the remaining shares of the 6.30% Series so required to be redeemed shall be redeemed before any cash dividend shall be paid or declared, or any distribution made, on any junior shares or before any junior shares or any shares of preferred stock shall be purchased, redeemed or otherwise acquired by the corporation, or any moneys shall be paid to or set aside or made available for a sinking fund for the purchase or redemption of any junior shares or any shares of preferred stock; provided, however, that, notwithstanding the existence of any such deficiency, the corporation may make any required sinking fund redemption on any other series or class of preferred stock if the number of shares of such other series or class of preferred stock being so redeemed bears (as nearly as practicable) the same ratio to the aggregate number of shares of such other series or class then due to be redeemed as the number of shares of the 6.30% Series being redeemed bears to the aggregate number of shares of the 6.30% Series then due to be redeemed.

	  (f) Shares of the 6.30% Series redeemed otherwise than as required by section (e) or purchased or otherwise acquired by the corporation may, at the option of the corporation, be applied as a credit against any Sinking Fund redemption required by section (e). Moneys available for the Sinking Fund shall be applied on each such January 31 to the redemption of shares of the 6.30% Series.

	  (g) Any shares of the 6.30% Series which have been redeemed, purchased, or otherwise acquired by the corporation shall become authorized and unissued shares of the First Preferred Stock, $25 par value, but shall not be reissued as shares of the 6.30% Series.

	  (h) Upon liquidation, dissolution, or winding up of the corporation, the holders of shares of the 6.30% Series shall be entitled to receive the liquidation value per share, which is hereby fixed at $25.00 per share, plus an amount equal to all accumulated and unpaid dividends thereon at such time, whether or not earned or declared.

	  (i) Dividends shall be computed on a basis of a 360-day year of twelve 30-day months.

	  (j) If the date for payment of any dividend or the date fixed for redemption of any share of the 6.30% Series shall not be a business day, then payment of the dividend or applicable redemption price need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the date for payment of such dividend or date fixed for redemption.